Exhibit 99

                                Press Release

                                    Dated

                              September 13, 2000




                                PRESS RELEASE



Today's date: September 13, 2000        Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



               JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                               OF CASH DIVIDEND
                            (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 12, 2000, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 12, 2000, to stockholders of record at close of business on September 30, 2000.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 2000, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $298.7 million, liabilities and deferred income of $265.1 million and stockholder's equity of $33.6 million.